UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2022

ALTERYX, INC.

(Exact Name of the Registrant as Specified in its Charter)

Delaware	001-38034	90-0673106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3345 Michelson Drive, Suite 400, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(888) 836-4274

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 7, 2022, Alteryx, Inc., a Delaware corporation (“Alteryx”), completed its previously announced acquisition of Trifacta Inc., a Delaware corporation (“Trifacta”), pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) with Alteryx Thunder Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Alteryx (“Merger Sub”), Trifacta, and Shareholder Representative Services LLC, as representative of the Trifacta securityholders.

Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Trifacta (the “Merger”), and upon consummation of the Merger, Merger Sub ceased to exist and Trifacta became a direct wholly owned subsidiary of Alteryx. Upon consummation (the “Closing”) of the Merger, all outstanding shares of Trifacta capital stock, options and warrants to purchase Trifacta capital stock were cancelled in exchange for $400.0 million in cash to existing Trifacta securityholders, subject to customary adjustments for working capital, transaction expenses, cash and indebtedness. In addition, Alteryx has established a retention pool in an aggregate amount of approximately $75.0 million in the form of restricted stock units covering shares of Alteryx Class A common stock that will be granted to certain Trifacta employees under Alteryx’s 2017 Equity Incentive Plan in accordance with the terms of the Merger Agreement. The Merger Agreement contains customary representations, warranties and covenants by Alteryx and Trifacta. A portion of the aggregate consideration is held in escrow to secure the indemnification obligations of the Trifacta securityholders.

The foregoing description in this Item 2.01 of certain terms of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which will be filed as an exhibit to Alteryx’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

On February 7, 2022, Alteryx issued a press release announcing the Closing of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated February 7, 2022.

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERYX, INC.

Date: February 7, 2022	By:	/s/ Christopher M. Lal
Christopher M. Lal
Chief Legal Officer and Corporate Secretary